CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Shareholders and Board of Directors of Palermo Technologies, Inc.

We consent to the inclusion in the Form S-1 Registration Statements under the Securities Act of 1933 of our report dated January 15th, 2026, of the balance sheet and the related statements of operations, stockholders’ equity, and cashflows for the period July 2, 2025, to July 31, 2025.

/S/ Boladale Lawal

BOLADALE LAWAL & CO

Chartered Accountant

PCAOB No:6993

Lagos, Nigeria

January 20, 2026